EXHIBIT 21

                          Subsidiaries of Cullen/Frost
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                         Subsidiaries of the Registrant

     As of March 31, 1998, Cullen/Frost owned directly, or indirectly through wholly owned subsidiaries, the following subsidiaries.



                                                                 Percentage of
                                           Organized           Voting Securities
                                             Under                 Owned By
                                            Laws of               Cullen/Frost
================================================================================
The Frost National Bank                   United States              100%

United States National Bank of Galveston  United States              100%

Main Plaza Corporation                    Texas                      100%

Daltex General Agency, Inc.               Texas                      100%

The New Galveston Company, Inc.           Delaware                   100%

Cullen/Frost Capital Trust I              Delaware                   100%